NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT

RIGHTSCORP, INC.

a Delaware corporation

10% SECURED CONVERTIBLE NOTE

$_______	__________,	2013	Note No :__

FOR VALUE RECEIVED, RIGHTSCORP, INC., a Delaware corporation (the “Borrower”), hereby promises to pay __________(the “Holder”) the principal sum of Twenty Five Thousand Dollars ($_____), with interest accruing thereon, on the date which is nine (9) months from the date hereof (the “Maturity Date”), if not sooner paid or converted as provided herein.

This 10% Secured Convertible Note (this “Note”) is issued by the Borrower as a series of 10% secured convertible notes (collectively, the “Notes”) in an aggregate principal amount not to exceed Six Hundred Thousand Dollars ($600,000) in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended. Said issuance is pursuant to the terms of a Note Purchase Agreement between the Borrower, the Holder and certain other holders of the Notes, dated of even date herewith (the “Note Purchase Agreement”), and shall be governed by the terms of such Note Purchase Agreement. Unless otherwise separately defined herein, all capitalized terms used in this Note shall have the same meaning as is set forth in the Note Purchase Agreement.

ARTICLE I

GENERAL PROVISIONS

1.1 Interest Rate. Interest payable on this Note shall accrue at the annual rate of ten percent (10%) and be payable in arrears on the Maturity Date, accelerated or otherwise, when the principal and accrued but unpaid interest shall be due and payable, or sooner as described below.

1.2 Prepayment. Provided that an Event of Default, nor an event which with the passage of time or the giving of notice could become an Event of Default, has not occurred, the Borrower may, upon five (5) days prior written notice, prepay all, or less than all, of the principal and accrued interest of this Note together with the amount of interest that would have been payable on the amount of this Note that is being prepaid through the Maturity Date. In the event that the Borrower has received additional debt and/or equity financing of at least One Million Two Hundred Thousand Dollars ($1,200,000), the Borrower shall, upon five (5) days prior written notice, prepay all of the principal and accrued interest of this Note together with the amount of interest that would have been payable on the amount of this Note that is being prepaid through the Maturity Date. In each case, the Holder may exercise its conversion rights during such five (5) day notice periods. Any prepayment shall be without prepayment charge or penalty other than as set forth in this Section 1.2.

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1.3 Security Interest. This Note, along with all the other Notes, shall be secured by all the assets of the Company pursuant to the terms and conditions of the Security Agreement executed by the Borrower and each of the Holders.

ARTICLE II

CONVERSION RIGHTS

The Holder shall have the right to convert the principal and any interest due under this Note into shares of the Borrower’s Series B Preferred Stock (the “Series B Preferred Stock”) or, at the option of the Holder, shares of the Borrower’s Series A Preferred Stock(the “Series A Preferred Stock”) as set forth below.

2.1. Conversion into the Borrower’s Preferred Stock.

(a) The Holder shall have the right,at the closing of the Borrower’s Series B Preferred Stock offering, to convert any outstanding and unpaid principal portion of this Note and accrued interest into fully paid and non-assessable shares of Series B Preferred Stock or, at the option of the Holder, into fully paid and non-assessable shares of Series A Preferred Stock as such stock exists on the date of issuance of this Note, in each case at the Conversion Price (as defined in Section 2.1(b) hereof). In the event that the Borrower’s Series B Preferred Stock offering has not been consummated prior to the Maturity Date, this Note may, at the option of the Holder, be converted into fully paid and non-assessable shares of Series A Preferred Stock, at the Conversion Price. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal of the Note and interest, if any, to be converted, by the Conversion Price. Upon delivery to the Borrower of a completed Notice of Conversion, a form of which is annexed hereto as Exhibit A, Borrower shall issue and deliver to the Holder that number of shares of Series B Preferred Stock or Series A Preferred Stock, as the case may be, for the portion of the Note converted in accordance with the foregoing.

(b) The conversion price per share shall be equal to thirty-seven cents ($0.37) (the “Conversion Price”).

(c) During the period the conversion right exists, Borrower will reserve from its authorized and unissued Preferred Stock not less than an amount of Preferred Stock equal to one hundred percent (100%) of the amount of shares of Preferred Stock issuable upon the full conversion of this Note and an amount of Common Stock equal to one hundred percent (100%) of the amount of shares of Common Stock issuable upon the full conversion of the Preferred Stock issuable upon the full conversion of this Note. Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Preferred Stock upon the conversion of this Note.

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2.2 Method of Conversion. This Note may be converted by the Holder in whole or in part as described in Section 2.1(a) hereof. Upon partial conversion of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Borrower to the Holder for the principal balance of this Note and interest which shall not have been converted or paid.

ARTICLE III

EVENT OF DEFAULT

The occurrence of any of the following events of default (“Event of Default”) shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment, or grace period, all of which hereby are expressly waived, except as set forth below:

3.1 Failure to Pay Principal or Interest. The Borrower fails to pay any unpaid principal and interest under this Note on the Maturity Date or the earlier occurrence of another Event of Default hereunder; provided that the Borrower fails to make such payment within five (5) business days after written notice from the Holder of such non-payment.

3.2 Liquidation. Any dissolution, liquidation or winding up of Borrower or any substantial portion of its business.

3.3 Cessation of Operations. Any cessation of operations by Borrower or Borrower admits it is otherwise generally unable to pay its debts as such debts become due.

3.4 Receiver or Trustee. The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

3.5 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower and is not discharged by the Borrower within thirty (30) days.

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ARTICLE IV

MISCELLANEOUS

4.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: 3100 Donald Douglas Loop, North, Santa Monica, California 90405, with a copy by fax only to: Dennis J. Hawk, Esq. at (310) 510-6769, and (ii) if to the Subscriber, to: the address and fax number indicated on the signature page to the Note Purchase.

4.3 Amendment Provision. The term “Note” and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns and shall inure to the benefit of the Holder and its successors and assigns. The Borrower may not assign its obligations under this Note.

4.5 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either party against the other concerning the transactions contemplated by this Note must be brought only in the state or federal courts located in the State of Delaware. Both parties agree to submit to the jurisdiction of such courts. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note.

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4.6 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum rate permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum rate permitted by applicable law, any payments in excess of such maximum rate shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

4.7 Non-Business Days. Whenever any payment or any action to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of Delaware, such payment may be due or action shall be required on the next succeeding business day and, for such payment, such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

4.8 Shareholder Status. The Holder shall not have rights as a shareholder of the Borrower with respect to unconverted portions of this Note. However, the Holder will have the rights of a shareholder of the Borrower with respect to the Preferred Stock to be received after delivery by the Holder of a Conversion Notice to the Borrower.

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IN WITNESS WHEREOF, this Note has been executed and delivered as a sealed instrument on the date first above written by the duly authorized representative of the Company.

RIGHTSCORP,INC.

By:
Name:	Christopher Sabec
Title:	Chief Executive Officer

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Exhibit A

NOTICE OF CONVERSION

(To be executed by the Registered Holder in order to convert the Note)

The undersigned hereby elects to convert $_________ of the principal and $_________ of the interest due on the Note issued by RIGHTSCORP,INC. on ______________ ___, 2012 into shares of Preferred Stock of RIGHTSCORP,INC. (the “Borrower”) according to the conditions set forth in such Note, as of the date written below.

Date of Conversion:

Conversion Price: Thirty-seven cents ($0.37)

Shares To Be Delivered:

Signature:

Print Name:

Address:

Social Security/Employer Identification Number:

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